EXHIBIT 5



                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                     PARK AVENUE TOWER, 65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                            FACSIMILE (212) 451-2222
                                www.ogfrwlaw.com

                                                          NEW JERSEY OFFICE
                                                      2001 ROUTE 46, SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                           (973)335-7400
                                                      FACSIMILE (973)335-8018



July 30, 2004


Mediscience Technology Corp.
1235 Folkstone Way
Cherry Hill, NJ  08034

Re:  Mediscience Technology Corp.
     ---------------------------

Gentlemen:

We have acted as counsel to Mediscience Technology Corp., a New Jersey Corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") for the registration for resale by the selling shareholders listed therein (the "Selling Shareholders") of 8,075,000 shares of the Company's common stock ("Common Stock") par value $.01 per share (the "Shares"). In connection with the foregoing, we have examined originals or copies, satisfactory to us, of (i) the Company's Certificate of Incorporation and By-laws, each as amended to date, and
(ii) resolutions adopted by the Company's Board of Directors authorizing the issuance of the Common Stock and the Shares. We have also reviewed such other matters of laws and examined and relied upon all such corporate documents, certificates, agreements, instruments and records, as we have deemed necessary for the purpose of expressing an opinion as set forth below. Our opinion with respect to the valid issuance of an aggregate of 8,075,000 Shares owned by the Selling Shareholders which are being registered by the Company pursuant to the Registration Statement is made solely in reliance on the Company's transfer agent's records and a certificate from an authorized officer of the Company. In our examinations we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals or copies, and the conformity of any copies to the originals.



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Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption "Legal Matters" in the Prospectus.

We advise you that a member of this firm is a shareholder of the Company.

                               Very truly yours,

                              /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
                              --------------------------------------------------
                              Olshan Grundman Frome Rosenzweig & Wolosky LLP